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                                                                      EXHIBIT 11

                              HERMAN MILLER, INC.
                   COMPUTATIONS OF EARNINGS PER COMMON SHARE
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


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
                                                               Three Months Ended             Six Months Ended
                                                           -----------------------       -------------------------
                                                           Nov. 27,       Nov. 28,        Nov. 27,         Nov. 28,
                                                             1993           1992            1993            1992
                                                           --------       --------        ---------        -------
NET INCOME APPLICABLE
    TO COMMON SHARES                                    $    11,183     $    3,558      $    18,657    $      5,967
                                                         ----------        -------        ---------       ---------
                                                         ----------        -------        ---------       ---------

Weighted Average Common
    Shares Outstanding                                   25,244,718     24,928,583       25,190,088      25,056,392

Net Common Shares
    Issuable Upon Exercise
    of Certain Stock Options                                160,333          2,618          166,423           4,745
                                                         ----------        -------         --------       ---------

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING AS ADJUSTED                              25,405,051     24,931,201       25,356,511      25,061,137
                                                        -----------     ----------       ----------      ----------
                                                        -----------     ----------       ----------      ----------

NET INCOME PER SHARE                                    $       .44     $      .14      $       .74     $       .24
                                                        -----------     ----------      -----------     -----------
                                                        -----------     ----------      -----------     -----------
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